MANUFACTURERS BANK
A SUBSIDIARY OF THE SAKURA BANK, LIMITED


                                  EXHIBIT 10.6

                           NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT is entered into as of February 7, 1997 , by and between MANUFACTURERS BANK, a California banking corporation ("Bank"), and PUBLIC STORAGE PROPERTIES XVII, INC. (hereinafter referred to as "Borrower"), and is made with reference to the following facts and circumstances:

1. Borrower has made and executed in favor of Bank a Promissory Note dated February 24, 1995, in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Note").

2. The principal sum of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000.00), together with any accrued and unpaid interest thereon, remains outstanding and unpaid with respect to the Note.

3.    Borrower and Bank wish to modify the Note as set forth below.

NOW, THEREFORE, the parties agree as follows:

               3.1 Section 2 of the Note is modified by deleting the date of January 1, 1997, and replacing it with a new date of February 1, 1997.

4. Except as modified herein, the Note shall remain in full force and effect in accordance with its original terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Note Modification Agreement as of the day and year first above written.


Date:   February 7, 1997

                                         PUBLIC STORAGE PROPERTIES XVII, INC.,
                                         a California corporation


                                         By:  /s/David P. Singelyn
                                            ---------------------------------

                                         Title:   Vice President/Controller
                                               -----------------------------


                                          MANUFACTURERS BANK,
                                          a California banking corporation


                                          By :  /s/ James L. Bradley
                                              ----------------------

                                          Title:   Vice President
                                                -------------------